Exhibit 5.1

July 13, 2022

Creatd, Inc.

419 Lafayette Street, 6th Floor

New York, NY 10003

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you, Creatd, Inc. (the “Company”), a Nevada corporation, in connection with the public offering contemplated by the registration statement on Form S-1 filed by the Company on May 26, 2022 (as amended to date, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for proposed distribution with respect to each outstanding share of common stock of the Company, par value $0.001 per share (“Common Stock”), by the Company to each holder of Common Stock and/or holder of certain classes of instruments or securities convertible into Common Stock of a nontransferable subscription right (collectively with all such rights, the “Rights”)  to purchase two units (collectively with all such units, the “Units”) each consisting of (i) one share of Common Stock (such shares of Common Stock, as issued, the “Initial Shares”); (ii) one Series A warrant to purchase one share of Common Stock (the “Series A Warrants”); and (iii) one Series B warrant to purchase one share of Common Stock (the “Series B Warrants” collectively, the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”).  The aggregate Rights may be exercised for an aggregate amount of up to 60,000,000 shares of Common Stock underlying the Units, comprised of (i) up to 20,000,000 Initial Shares of Common Stock; (ii) up to 20,000,000 shares of Common Stock underlying the Series A Warrants and (iii) up to 20,000,000 shares of Common Stock underlying the Series B Warrants. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the articles of incorporation of the Company, as amended to date; (b) the bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Initial Shares, when issued, will be validly issued, fully paid and non-assessable, (ii) the Warrants included in the Units, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (iii) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and (iv) the Units, when issued against payment thereof as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

We are opining herein as to the Nevada Revised Statutes, and we express no opinion with respect to any other laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP